AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

         THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is entered into as of December 31, 1996, between The FINOVA Group Inc., a Delaware corporation ("Company") and Samuel L. Eichenfield ("Executive").

         WHEREAS, the Company and Executive entered into an Employment Agreement as of the 16th day of March, 1996 ("Employment Agreement"), and

         WHEREAS, Executive has requested this Amendment to the Employment Agreement to allow deferral of future payments, if any, under the CEO Value Sharing Plan, and

         WHEREAS, on December 17, 1996, the Company's Human Resources Committee authorized this Amendment to adopt and implement as a part of the Employment Agreement a deferred compensation plan with respect to Executive's CEO Value Sharing Plan on the terms hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants contained in the Employment Agreement and this Amendment, the Company and Executive hereby agree to amend the Employment Agreement by adding a new paragraph 4.(f) as follows:

                  (f) Notwithstanding Section 4.(d) above, prior to the time Executive earns a payment under this plan, he may elect in writing to defer all or a portion of receipt of such payment to commence within 30 days after the Executive's termination of employment with Company, payable in the form of a lump sum payment or installment payments as specified by Executive in such election. Any such deferred payment(s) shall be adjusted to reflect income or losses during the deferral period based on the actual performance of the investment vehicle(s) elected in advance of a deferral by Executive from the list of investment vehicles set forth in Schedule 4.(f) attached hereto. Executive may change the investment vehicle election prospectively no more frequently than every 12 months. Executive may apportion deferred amounts to one or more investment vehicles listed in Schedule 4.(f). Company may reserve for and invest in investment vehicles selected by Executive or any other investments as it deems appropriate in its sole discretion to provide for its obligations to Executive under this plan. Executive shall have no interest, whatsoever, in any such reserves or investments. No fund or trust shall be established to provide payments under this plan it being the intent of the parties that the plan shall be unfunded for tax purposes and for the purposes of Title I of ERISA. The rights of Executive and any person or beneficiary claiming by or through
Executive under this plan with respect to deferred payments are those of a general creditor only in that the plan constitutes only an unsecured promise to pay Executive in the future. In the event Executive dies prior to receiving all payments due, the Company, within 30 days after Executive's death, shall pay his beneficiary, designated in writing by Executive to receive the balance of such payments due, or his estate in the event no such designation has been made. The rights of Executive and any person or beneficiary claiming by or through Executive are not subject to sale, transfer, anticipation, encumbrance, attachment, assignment, alienation, pledge or garnishment by creditors of Executive or such other persons and beneficiaries.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the day and year set forth above.


ATTEST:                                 The FINOVA Group Inc.

By:/s/ William J. Hallinan              By: /s/ William C. Roche
  ------------------------                -------------------------------------
          Secretary                            Senior Vice President

                                           /s/ Samuel L. Eichenfield
                                          -------------------------------------
                                               Samuel L. Eichenfield

                                 SCHEDULE 4.(f)


1.       The Vanguard Index 500 Fund

2.       The Vanguard Index Total Stock market

3.       The Vanguard Total International Index fund

4.       U.S. Treasury Instruments maturing 2005

                         ELECTION TO DEFER COMPENSATION
                         ------------------------------


         This election to defer compensation is made pursuant to Section 4(f) of that certain Employment Agreement, dated as of the 16th day of March, 1996 and amended as of December 31, 1996, between The FINOVA Group Inc. and Samuel L. Eichenfield.

         The undersigned hereby elects to defer receipt of all of the second hurdle payment ($6,300,000), if and when due, until the day following the undersigned's termination of employment (whether by resignation, retirement, death, disability or otherwise) by The FINOVA Group Inc. If and when payable, such amount shall be distributed to the undersigned in a lump sum.

         The undersigned further elects that such deferred payment shall be adjusted to reflect income or loss during the deferral period based on the actual performance of the following investment vehicles:

                                                Percentage Allocation
Investment Vehicle                              of Deferred Amount
------------------                              ---------------------

The Vanguard Index 500 Fund                              10%
The Vanguard Index Total Stock market                    35%
The Vanguard Total International Index fund              15%
U.S. Treasury Instruments maturing 2005                  40%




Dated: January 10, 1997

                                        /s/ S.L. Eichenfiled
                                        --------------------
                                        S. L. Eichenfield


WITNESS: /s/ W.J. Hallinan
         -----------------
         Name: W. J. Hallinan